Exhibit 11.1

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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                                                                                     Nine Months
                                                                                 Ended November 30,

                                                                                  2000               1999
                                                                            ----------------- -- ----------------
                                                                               (Amounts in thousands,
                                                                               except per share data)
Basic

   Net earnings applicable to common stock                                      $269,907             $310,446
                                                                            ================    =================


   Average shares outstanding                                                    114,359              112,992
                                                                            ================    =================

   Per share amount                                                                $2.36                $2.75
                                                                            ================    =================


Diluted

   Net earnings applicable to common stock                                      $269,907             $310,446
                                                                            ================    =================


   Average shares outstanding                                                    114,359              112,992
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the average market price.                                                     3,635                4,053
                                                                            ----------------    -----------------

         Total average shares                                                    117,994              117,045
                                                                            ================    =================

  Per share amount                                                                 $2.29                $2.65
                                                                            ================    =================

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